Exhibit 99.1

4Q 2018

SmartFinancial Reports $0.47 Earnings per Diluted Share for the Fourth Quarter of 2018
Net operating earnings per diluted common share (non-GAAP) was $0.43 for the fourth quarter of 2018

Performance Highlights

•	Net income available to common shareholders totaled $6.4 million in the quarter and ROAA increased to 1.17 percent.

•	Net operating earnings available to common shareholders (non-GAAP) totaled $5.9 million in the quarter and net operating ROAA (non-GAAP) increased to 1.07 percent.

•	Noninterest expense to average assets of 2.84 percent, a decrease of 0.51 percentage points from a year ago.

•	Loan growth, excluding loans acquired from Foothills, at 10 percent annualized.

•	A 26.8 percent increase in total revenue, to $23.1 million in the the fourth quarter of 2018, compared with total revenue of $16.9 million in the fourth quarter of 2017.

•	Asset quality was outstanding with nonperforming assets to total assets of just 0.24 percent.

KNOXVILLE, TN - January 23, 2018 - SmartFinancial, Inc. ("SmartFinancial"; NASDAQ: SMBK), announced today net income available to common shareholders of $6.4 million in its fourth quarter of 2018 ,or $0.47 per diluted share, compared to $38 thousand, or $0.00 per diluted share a year ago, which included $2.4 million of tax charges related to changes in tax law. On November 1, 2018, SmartFinancial completed the acquisition of Foothills Bancorp, Inc. and Foothills Bank & Trust and this quarter includes two months of the results of the acquired companies. This quarter also included $1.3 million in pre-tax merger related expenses and $1.6 million in tax benefit related adjustments from director options that were previously exercised.

Billy Carroll stated, "We are extremely proud of our accomplishments in the fourth quarter and for the year.  2018 was our company's busiest yet.  We converted two banks and closed on a third, but just as important was our continued strong organic growth that is building a great core bank. In addition, the announcement of our merger with Entegra Financial Corp. positions our company to take a transformative step in 2019. We are very excited about what the future holds."

SmartFinancial Chairman, Miller Welborn, concluded, "I've been very pleased with what our team has accomplished this year and the fourth quarter showed our continued positive trends on our financial performance.  Closing the Foothills Bank deal during the quarter was a great addition to our Knoxville, TN market area, as well as the new talent we added to the team during the year, both of which will yield great upside in 2019. "

Fourth Quarter 2018 compared to Third Quarter 2018

Net income available to common shareholders totaled $6.4 million in the fourth quarter of 2018, or $0.47 per diluted share, compared to $4.3 million, or $0.34 per diluted share, in the third quarter of 2018. Net operating earnings available to common shareholders (Non-GAAP), which excludes securities gains, merger expenses, and tax benefit related adjustments, totaled $5.9 million in the fourth quarter of 2018, or $0.43 per diluted share, compared to $5.0 million, or $0.39 per diluted share, in the previous quarter.

Net interest income to average assets of 3.90 percent for the quarter increased from 3.70 percent in the third quarter of 2018. Net interest income totaled $21.4 million in the fourth quarter of 2018 compared to $18.9 million in the third quarter of 2018. Net interest income was positively impacted during the quarter by increases in earning asset balances and higher earning asset yields. Net interest margin, taxable equivalent, increased from 4.11 percent in the third quarter of 2018 to 4.29 percent in the fourth quarter of 2018 primarily due to higher average loan balances, higher loan yields (including purchased loan accounting adjustments), and higher security yields, which was partially offset by increases in funding costs.

Provision for loan losses was $1.3 million in the fourth quarter of 2018, compared to $302 thousand in the third quarter of 2018. The increase in provision for loan losses was primarily due to increases in net loan growth. Annualized net charge-offs in the fourth quarter of 2018 remained at a very low level, just 0.04 percent of average loans compared to 0.06 percent in the third quarter of 2018.

The allowance for loan losses, was $8.3 million, or 0.46 percent of total loans, as of December 31, 2018, compared to $7.2 million, or 0.45 percent of total loans, as of September 30, 2018. There were $21.5 million net purchase discounts on $640.2 million of acquired loans as of December 31, 2018, compared to $19.5 million net purchase discounts on $558.0 million of acquired loans as of September 30, 2018.

Nonperforming loans as a percentage of total loans was 0.16 percent as of December 31, 2018, which remained unchanged from the prior quarter. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and foreclosed assets) as a percentage of total assets was 0.24 percent as of December 31, 2018, compared to 0.33 percent as of September 30, 2018.

Noninterest income to average assets of 0.31 percent for the quarter decreased slightly from 0.36 percent in the third quarter of 2018. Noninterest income totaled $1.7 million in the fourth quarter of 2018, compared to $1.8 million in the third quarter of 2018. The decrease in noninterest income was primarily due to lower gains on the sale of loans and other assets.

Noninterest expense to average assets of 2.84 percent for the quarter decreased from 2.90 percent in the third quarter of 2018. Noninterest expense totaled $15.7 million in the fourth quarter of 2018, which included $1.3 million in merger related charges, compared to $14.8 million in third quarter of 2018, which had $838 thousand in merger charges.

Income tax benefit was $0.3 million in the fourth quarter of 2018, which included $1.6 million in tax benefit related adjustments. Income tax expense in the third quarter of 2018 was $1.3 million. Excluding the tax benefit the company's effective tax rate was 26.0 percent in the fourth quarter of 2018 compared to 23.2 percent in the third quarter of 2018.

Fourth Quarter 2018 compared to Fourth Quarter 2017

Net income available to common shareholders totaled $6.4 million in the fourth quarter of 2018, or $0.47 per diluted share, compared to $38 thousand, or $0.00 per diluted share, in the fourth quarter of 2017. Net operating earnings available to common shareholders (Non-GAAP), which excludes securities gains, merger expenses, tax benefit related adjustments, and revaluation of deferred tax assets due to change in tax law, totaled $5.9 million in the fourth quarter of 2018 compared to $3.7 million in the fourth quarter of 2017.

Net interest income to average assets of 3.90 percent for the quarter decreased from 4.09 percent in the fourth quarter of 2017. Net interest income totaled $21.4 million in the fourth quarter of 2018 compared to $15.3 million in the fourth quarter of 2017. Net interest margin, taxable equivalent, decreased from 4.63 percent in the fourth quarter of 2017 to 4.29 percent in the fourth quarter of 2018 primarily due to higher cost of interest-bearing liabilities.

Provision for loan losses was $1.3 million in the fourth quarter of 2018, compared to $442 thousand in the fourth quarter of 2017. The increase in provision was primarily due to increases in originated loan balances. Annualized net charge-offs in the fourth quarter of 2018 remained at a very low level, just 0.04 percent of average loans compared to net recoveries of 0.01 percent in the fourth quarter of 2017.

Nonperforming loans as a percentage of total loans was 0.16 percent as of December 31, 2018, which increased slightly from 0.13 percent in the prior year. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and foreclosed assets) as a percentage of total assets was 0.24 percent as of December 31, 2018, compared to 0.29 percent as of December 31, 2017.

Noninterest income to average assets of 0.31 percent for the quarter decreased from 0.42 percent in the fourth quarter of 2017. Noninterest income totaled $1.7 million in the fourth quarter of 2018, compared to $1.6 million in the fourth quarter of 2017.

Noninterest expense to average assets of 2.84 percent for the quarter decreased from 3.35 percent in the fourth quarter of 2017. Noninterest expense totaled $15.7 million in the fourth quarter of 2018, which included $1.3 million in merger related charges, compared to $12.6 million in the fourth quarter of 2017, which had $1.7 million in merger charges. The primary drivers of the increase in expense compared to the prior year were as a result of the Capstone, TN Bancshares, and Foothills mergers which materially increased salaries and employee benefits, occupancy expense, amortization of intangibles, and other noninterest expense.

Income tax benefit was $0.3 million in the fourth quarter of 2018, which included $1.6 million in tax benefit related adjustments. Income tax expense in the fourth quarter of 2017 was $3.9 million which included a $2.4 million revaluation of deferred tax assets due to change in tax law.

Conference Call Information
SmartFinancial plans to issue its earnings release for the fourth quarter of 2018 on Wednesday, January 23, 2019, and will host a conference call on Thursday, January 24, 2019 at 10:00 a.m. ET. To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 6152900. A replay of the conference call will be available through January 24, 2020, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10127945.
Conference call materials (earnings release & conference call presentation will be published on the company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, by 9:00 am ET the morning of the conference call.

About SmartFinancial, Inc.
SmartFinancial, Inc., headquartered in Knoxville, Tennessee, is the bank holding company for SmartBank, a full-service commercial bank founded in 2007 and domiciled in Pigeon Forge, Tennessee. SmartFinancial’s common stock is traded on the Nasdaq Capital Market under the ticker symbol SMBK. SmartBank has 29 branch offices across Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching and acquisitions, and a disciplined approach to lending have all contributed to SmartFinancial’s and SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll                        Ron Gorczynski
President & CEO                        Executive Vice President, Chief Administrative Officer
(865) 868-0613 billy.carroll@smartbank.com        (865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611    kelley.fowler@smartbank.com

Non-GAAP Financial Matters
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) operating efficiency ratio; (iii) tangible common equity; and (iv) net operating return on average assets, in its analysis of the company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, merger related expenses, the effect of the December, 2017 tax law change on deferred tax assets, and the income tax effect of adjustments. The operating efficiency ratio excludes securities gains and losses and merger related expenses from the efficiency ratio. Tangible common equity excludes goodwill and other intangible assets. Net operating return on average assets is annualized net operating income divided by GAAP total average assets. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

FORWARD LOOKING STATEMENTS
Certain of the statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to SmartFinancial of its previously announced merger with Entegra Financial Corp. (“Entegra”), SmartFinancial’s future financial and operating results, and SmartFinancial’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of SmartFinancial to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) the risk that the cost savings and any revenue synergies from the proposed merger with Entegra may not be realized or take longer than anticipated to be realized, (2) the risk that the cost savings and any revenue synergies from recently completed mergers may not be realized or may take longer than anticipated to realize, (3) disruption from the proposed merger with Entegra, or recently completed mergers, with customer, supplier, or employee relationships, (4) the occurrence of any event, change, or other circumstances that could give rise to the termination of the agreement and plan of merger among SmartFinancial, CT Merger Sub, Inc., and Entegra providing for the proposed merger with Entegra, (5) the failure to obtain necessary shareholder or regulatory approvals for the merger with Entegra, (6) the possibility that the amount of the costs, fees, expenses, and charges related to the merger with Entegra may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (7) the failure of the conditions to the merger with Entegra to be satisfied, (8) the risk of successful integration of the two companies’ businesses, including the risk that the integration of Entegra’s operations with those of SmartFinancial will be materially delayed or will be more costly or difficult than expected, (9) the risk of expansion into new geographic or product markets, (10) reputational risk and the reaction of SmartFinancial’s and Entegra’s customers to the merger, (11) the risk of potential litigation or regulatory action related to the merger with Entegra, (12) the dilution caused by SmartFinancial’s issuance of additional shares of its common stock in the merger with Entegra, and (13) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in SmartFinancial’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

IMPORTANT INFORMATION FOR SHAREHOLDERS AND INVESTORS
This press release shall not constitute an offer to sell, the solicitation of an offer to sell, or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with SmartFinancial’s proposed merger with Entegra, SmartFinancial will file a registration statement on Form S-4 with the SEC, which will contain the joint proxy statement of SmartFinancial and Entegra and a prospectus of SmartFinancial. Shareholders are encouraged to read the registration statement, including the joint proxy statement/prospectus that will be part of the registration statement, because it will contain important information about the proposed transaction, SmartFinancial, and Entegra. After the registration statement is filed with the SEC, the joint proxy statement/prospectus and other relevant documents will be mailed to SmartFinancial and Entegra shareholders and will be available for free on the SEC’s website (www.sec.gov). The joint proxy statement/prospectus will also be made available for free by contacting Ron Gorczynski, SmartFinancial’s Chief Administrative Officer, at (865) 437-5724 or David Bright, the Chief Financial Officer and Treasurer of Entegra, at (828) 524-7000. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION
SmartFinancial, Entegra, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SmartFinancial and Entegra shareholders in connection with the previously announced proposed merger of SmartFinancial and Entegra under the rules of the SEC. Information about the directors and executive officers of SmartFinancial may be found in the definitive proxy statement for SmartFinancial’s 2018 annual meeting of shareholders, filed with the SEC by SmartFinancial on April 2, 2018, and other documents subsequently filed by SmartFinancial with the SEC. Information about the directors and executive officers of Entegra may be found in the definitive proxy statement for Entegra’s 2018 annual meeting of shareholders, filed by Entegra with the SEC on April 2, 2018. Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of these documents maybe obtained as described in the paragraph above.

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands, except per share data)
	As of and for the three months ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Selected Performance Ratios (Annualized)
Return on average assets	1.17%	0.85%	0.81%	0.80%	0.01%
Net operating return on average assets (Non-GAAP)	1.07%	0.98%	1.00%	0.89%	0.99%
Return on average shareholder equity	9.44%	6.86%	6.76%	6.25%	0.08%
Return on average tangible common equity (Non-GAAP)	13.09%	9.44%	8.96%	8.10%	0.10%
Net operating return on average shareholder equity (Non-GAAP)	8.65%	7.88%	8.33%	6.97%	7.98%
Net operating return on average tangible common equity (Non-GAAP)	12.00%	10.84%	11.04%	9.04%	9.94%
Net interest income / average assets	3.90%	3.70%	4.03%	3.93%	4.09%
Yield on earning assets	5.34%	5.02%	5.34%	5.02%	5.20%
Yield on earning assets, TE	5.36%	5.03%	5.34%	5.03%	5.20%
Cost of interest-bearing liabilities	1.33%	1.15%	1.00%	0.82%	0.70%
Net interest margin	4.28%	4.11%	4.53%	4.36%	4.62%
Net interest margin, TE	4.29%	4.11%	4.54%	4.36%	4.63%
Noninterest income / average assets	0.31%	0.36%	0.33%	0.34%	0.42%
Noninterest expense / average assets	2.84%	2.90%	3.15%	3.09%	3.35%
Efficiency ratio	67.71%	71.34%	72.34%	72.39%	74.26%
Operating efficiency ratio (Non-GAAP)	62.00%	67.17%	64.82%	69.12%	60.64%
Pre-tax pre-provision income / average assets	1.36%	1.23%	1.21%	1.18%	1.16%

Per Common Share
Net income, basic	$0.48	$0.34	$0.32	$0.30	$—
Net income, diluted	0.47	0.34	0.32	0.30	—
Net operating earnings, basic (Non-GAAP)	0.44	0.39	0.40	0.34	0.35
Net operating earnings, diluted (Non-GAAP)	0.43	0.39	0.39	0.34	0.34
Book value	20.31	19.74	19.48	18.60	18.46
Tangible book value (Non-GAAP)	14.64	14.38	14.09	14.09	13.90

Common shares outstanding	13,934	12,750	12,705	11,234	11,153

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands, except per share data)
	As of and for the three months ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Composition of Loans
Real estate commercial
owner occupied	$372,030	$364,164	$360,294	$288,666	$281,297
non-owner occupied	487,551	400,275	385,536	375,028	361,691
Real estate commercial, total	859,581	764,439	745,830	663,694	642,988
Commercial & industrial	307,886	289,732	279,341	256,333	238,087
Real estate construction & development	187,868	166,089	179,361	142,702	135,409
Real estate residential	408,164	351,948	355,755	299,148	293,457
Other loans	13,728	12,986	15,148	12,380	13,317
Total loans	$1,777,227	$1,585,194	$1,575,434	$1,374,257	$1,323,258

Asset Quality and Additional Loan Data
Nonperforming loans	$2,856	$2,604	$1,730	$1,931	$1,764
Foreclosed assets	2,495	4,230	3,524	2,665	3,254
Total nonperforming assets	$5,351	$6,834	$5,254	$4,595	$5,018
Restructured loans not included in nonperforming loans	$116	$369	$660	$40	$41
Net charge-offs (recoveries) to average loans (annualized)	0.04%	0.06%	0.02%	0.02%	(0.01)%
Allowance for loan losses to loans	0.46%	0.45%	0.45%	0.47%	0.44%
Nonperforming loans to total loans, gross	0.16%	0.16%	0.11%	0.14%	0.13%
Nonperforming assets to total assets	0.24%	0.33%	0.25%	0.26%	0.29%
Acquisition accounting discounts on acquired loans	$21,528	$19,500	$20,748	$16,323	$17,862
Accretion income on acquired loans	2,755	1,208	2,583	1,274	2,411

Capital Ratios
Equity to Assets	12.44%	12.27%	12.00%	11.87%	11.96%
Tangible equity to tangible assets (Non-GAAP)	9.29%	9.25%	8.98%	9.26%	9.28%
Tangible common equity to tangible assets (Non-GAAP)	9.29%	9.25%	8.98%	9.26%	9.28%
SmartFinancial, Inc.:	Estimated[1]	Estimated[1]
Tier 1 leverage	9.47%	9.26%	9.82%	9.59%	10.48%
Common equity Tier 1	10.66%	10.70%	10.83%	10.84%	10.59%
Tier 1 capital	10.66%	10.70%	10.83%	10.84%	10.59%
Total capital	13.10%	13.34%	11.25%	11.27%	10.98%
SmartBank:	Estimated[2]
Tier 1 leverage	10.23%	10.55%	10.43%	10.17%	11.26%
Common equity Tier 1	11.52%	11.99%	11.41%	11.12%	10.90%
Tier 1 risk-based capital	11.52%	11.99%	11.41%	11.12%	10.90%
Total risk-based capital	11.95%	12.40%	11.83%	11.56%	11.30%
1Effective 9/30/18 the company files the FRY-9SP which does not include capital ratios
2 Ratios will be finalized with the filing of the quarterly Call Report

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands)
BALANCE SHEET
	Ending Balances
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Assets
Cash & cash equivalents	$115,822	$130,104	$170,235	$96,710	$113,027
Securities available for sale	201,688	173,039	156,577	156,210	151,945
Other investments	11,499	10,736	8,273	7,808	6,431
Total loans	1,777,227	1,585,194	1,575,434	1,374,257	1,323,258
Allowance for loan losses	(8,263)	(7,156)	(7,074)	(6,477)	(5,860)
Loans, net	1,768,964	1,578,038	1,568,361	1,367,780	1,317,398
Premises and equipment	56,012	51,138	52,203	44,202	43,000
Foreclosed assets	2,495	4,230	3,524	2,665	3,254
Goodwill and other intangibles	79,034	68,254	68,449	50,660	50,837
Cash surrender value of life insurance	24,381	22,088	21,944	21,797	21,647
Other assets	14,514	13,320	12,666	12,593	13,232
Total assets	$2,274,409	$2,050,946	$2,062,232	$1,760,425	$1,720,771

Liabilities
Noninterest demand	$319,861	$301,197	$301,318	$276,249	$220,520
Interest-bearing demand	311,482	267,146	246,942	278,965	231,644
Money market and savings	641,945	570,172	632,518	491,243	543,645
Time deposits	648,676	568,796	535,879	453,276	442,774
Total deposits	1,921,964	1,707,311	1,716,658	1,499,733	1,438,583
Repurchase agreements	11,756	16,786	18,635	15,968	24,055
FHLB & other borrowings	11,243	25,324	72,040	30,000	43,600
Subordinated debt	39,177	39,158	—	—	—
Other liabilities	7,258	10,724	7,413	5,775	8,681
Total liabilities	1,991,398	1,799,304	1,814,745	1,551,476	1,514,919
Shareholders' Equity
Common stock	13,934	12,750	12,705	11,234	11,152
Additional paid-in capital	231,851	208,999	208,513	174,981	174,009
Retained earnings	39,991	33,559	29,235	25,303	21,889
Accumulated other comprehensive loss	(2,765)	(3,666)	(2,966)	(2,569)	(1,198)
Total shareholders' equity	283,011	251,642	247,487	208,949	205,852
Total liabilities & shareholders' equity	$2,274,409	$2,050,946	$2,062,232	$1,760,425	$1,720,771

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands, except per share data)
INCOME STATEMENT
	Three months ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Interest Income
Loans, including fees	$25,017	$21,572	$21,652	$18,228	$16,357
Investment securities and interest bearing due froms	1,574	1,326	1,198	1,049	770
Other interest income	180	170	144	101	117
Total interest income	26,771	23,068	22,993	19,378	17,244
Interest Expense
Deposits	4,680	3,969	3,238	2,401	1,806
Repurchase agreements	9	11	11	13	15
FHLB and other borrowings	51	209	207	153	81
Subordinated Debt	584	19	—	—	—
Total interest expense	5,324	4,208	3,455	2,567	1,902
Net interest income	21,447	18,861	19,538	16,811	15,342
Provision for loan losses	1,329	302	617	689	442
Net interest income after provision for loan losses	20,118	18,559	18,921	16,122	14,899
Noninterest income
Service charges on deposit accounts	663	624	557	578	524
(Loss) gain on securities	2	—	(1)	—	—
Gain on sale of loans and other assets	251	493	327	325	366
Interchange and debit card transaction fees	162	144	121	146	304
Other noninterest income	601	570	579	406	387
Total noninterest income	1,679	1,831	1,583	1,455	1,581
Noninterest expense
Salaries and employee benefits	7,871	7,934	7,649	7,176	6,272
Occupancy expense	1,610	1,638	1,522	1,533	1,217
FDIC premiums	209	158	317	102	150
Foreclosed asset expense	267	79	245	189	59
Marketing	246	228	215	185	167
Data processing	372	407	600	526	583
Professional expenses	908	922	918	898	602
Amortization of other intangibles	312	248	229	188	155
Service contracts	577	507	492	479	426
Merger expense	1,322	838	1,123	498	1,694
Other noninterest expense	1,966	1,800	1,968	1,448	1,242
Total noninterest expense	15,660	14,759	15,278	13,222	12,566
Earnings before income taxes	6,137	5,631	5,226	4,355	3,913
Income tax expense (benefit)	(307)	1,305	1,295	940	3,875
Net income	$6,444	$4,325	$3,931	$3,415	$38

NET INCOME PER COMMON SHARE
Basic	$0.48	$0.34	$0.32	$0.30	$—
Diluted	0.47	0.34	0.32	0.30	—

Weighted average common shares outstanding
Basic	13,535	12,719	12,201	11,211	10,552
Diluted	13,617	12,818	12,320	11,324	10,709

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands)
YIELD ANALYSIS
	Three Months Ended December 31, 2018			Three Months Ended September 30, 2018			Three Months Ended December 31, 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets
Loans	$1,708,916	$25,019	5.81%	$1,577,222	$21,573	5.43%	$1,159,161	$16,362	5.60%
Investment securities and interest bearing due froms	214,310	1,666	3.08%	232,041	1,361	2.33%	131,215	781	2.36%
Federal funds and other	67,036	180	1.07%	13,033	170	5.17%	25,905	117	1.79%
Total interest-earning assets	1,990,262	26,865	5.36%	1,822,296	23,104	5.03%	1,316,281	17,260	5.20%
Non-interest-earning assets	193,952			198,215			171,879
Total assets	$2,184,214			$2,020,511			$1,488,160

Liabilities and Stockholders’ Equity
Interest-bearing demand deposits	$289,207	$562	0.77%	$239,220	$283	0.47%	$195,783	$213	0.43%
Money market and savings deposits	624,231	1,696	1.08%	615,334	1,595	1.03%	462,674	488	0.42%
Time deposits	616,296	2,422	1.56%	564,945	2,091	1.47%	398,142	1,105	1.10%
Total interest-bearing deposits	1,529,734	4,680	1.21%	1,419,499	3,969	1.11%	1,056,599	1,806	0.68%
Securities sold under agreement to repurchase	10,661	9	0.33%	17,694	11	0.27%	20,226	15	0.29%
Subordinated debt	39,178	584	5.91%	1,277	19	5.90%	—	—	—%
Federal Home Loan Bank advances and other borrowings	4,070	51	4.97%	16,442	209	5.11%	8,281	81	3.88%
Total interest-bearing liabilities	1,583,643	5,324	1.33%	1,454,912	4,208	1.15%	1,085,106	1,902	0.70%
Noninterest-bearing deposits	320,412			307,007			203,457
Other liabilities	9,275			8,529			15,302
Total liabilities	1,913,330			1,770,448			1,303,865
Shareholders’ equity	270,884			250,063			184,295
Total liabilities and stockholders’ equity	$2,184,214			$2,020,511			$1,488,160

Net interest income, taxable equivalent		$21,541			$18,896			$15,358
Interest rate spread			4.03%			3.88%			4.50%
Tax equivalent net interest margin			4.29%			4.11%			4.63%

Percentage of average interest-earning assets to average interest-bearing liabilities			125.68%			125.25%			121.3%
Percentage of average equity to average assets			12.40%			12.38%			12.38%
1Taxable equivalent basis

SmartFinancial, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Condensed Consolidated Financial Information (unaudited)
(In thousands, except for per share data)
	Three months ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Operating Earnings
Net income (GAAP)	$6,444	$4,324	$3,931	$3,415	$38
Securities (gains) losses	(2)	—	1	—	—
Merger expenses	1,322	838	1,123	498	1,694
Tax charge related to change in tax law and tax benefit from director options previously exercised	(1,600)	—	—	—	2,440
Income tax effect of adjustments	(256)	(196)	(211)	(103)	(506)
Net operating earnings (Non-GAAP)	$5,908	$4,966	$4,845	$3,810	$3,666
Net operating earnings per common share (Non-GAAP):
Basic	$0.44	$0.39	$0.40	$0.34	$0.35
Diluted	0.43	0.39	0.39	0.34	0.34

Non-GAAP Return Ratios
Net operating return on average assets (Non-GAAP)[1]	1.07%	0.98%	1.00%	0.89%	0.99%
Return on average tangible common equity (Non-GAAP)[2]	13.09%	9.44%	8.96%	8.10%	0.10%
Net operating return on average shareholder equity (Non-GAAP)[3]	8.65%	7.88%	8.33%	6.97%	7.98%
Net operating return on average tangible common equity (Non-GAAP)[4]	12.00%	10.84%	11.04%	9.04%	9.94%

Operating Efficiency Ratio
Efficiency ratio (GAAP)	67.71%	71.34%	72.31%	72.39%	74.22%
Adjustment for taxable equivalent yields	—%	(0.18)%	(0.11)%	(0.06)%	(0.09)%
Adjustment for securities gains (losses)	0.01%	—%	(0.01)%	—%	—%
Adjustment for merger related costs	(5.72)%	(3.99)%	(5.28)%	(2.71)%	(9.97)%
Operating efficiency ratio (Non-GAAP)	62.00%	67.17%	66.92%	69.62%	64.16%

Tangible Common Equity
Shareholders' equity (GAAP)	$283,011	$251,642	$247,487	$208,949	$205,852
Less goodwill and other intangible assets	79,034	68,254	68,449	50,660	50,837
Tangible common equity (Non-GAAP)	$203,977	$183,388	$179,036	$158,289	$155,015

Average Tangible Common Equity
Average shareholders' equity (GAAP)	$270,884	$250,063	$233,285	$221,711	$184,295
Less average goodwill and other intangible assets	75,547	68,389	57,251	50,780	36,267
Average tangible common equity (Non-GAAP)	$195,337	$181,674	$176,034	$170,931	$148,028
1 Net operating return on average assets (non-GAAP) is the annualized net operating earnings (non-GAAP) divided by average assets.
2 Return on average tangible common equity (non-GAAP) is the annualized net income divided by average tangible common equity (non-GAAP).
3 Net operating return on average shareholder equity (non-GAAP) is the annualized net operating earnings (non-GAAP) divided by average shareholder equity.
4 Net operating return on average tangible common equity (non-GAAP) is the annualized net operating earnings (non-GAAP) divided by average tangible common equity (non-GAAP).